Exhibit 32

Certification Pursuant to 18 U.S.C Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Mednax, Inc. on Form 10-K for the year ended December 31, 2020 (the “Report”), each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mednax, Inc.

A signed original of this written statement required by Section 906 has been provided to Mednax, Inc. and will be retained by Mednax, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

February 18, 2021

By:	/s/ Mark S. Ordan
Mark S. Ordan
Chief Executive Officer (Principal Executive Officer)

By:	/s/ C. Marc Richards
C. Marc Richards
Chief Financial Officer (Principal Financial Officer)